    THIS IS AN AGREEMENT OF LEASE, Made and entered into this 12th day of January, A.D. 1982, by and between SUSSEX COUNTY, a political subdivision of the State of Delaware, party of the first part, hereinafter referred to as "Landlord."

                                      - AND -

     GEORGETOWN AIRCRAFT SERVICES, INC., a Delaware corporation, party of the second part, hereinafter referred to as "Tenant."

                                W I T N E S S E T H :

     IN CONSIDERATION of the mutual covenants hereinafter expressed, the parties hereto agree as follows:

     1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the conditions hereinafter expressed, that certain parcel of real property, situate near Georgetown, Sussex County, Delaware, being more particularly described as follows.

     Lots 1 through 7, inclusive, on Indian River Avenue, (consisting of approximately 30,626 acres of land) in Sussex County Industrial Airpark as shown on map entitled Plot Plan, Sussex County Industrial Airpark, prepared by Associated Delaware Engineers, Inc., dated December 3, 1974, a copy of the pertinent portion of which is attached hereto as Exhibit 11. Said lots are particularly described as follows:

                         SEE ATTACHED PLOT OF LANDS OF
                        SUSSEX COUNTY INDUSTRIAL AIRPARK

                                  [OMITTED]

     2. Landlord agrees that the Tenant, its servants, employees, agents and business invitees shall have at all times the free and uninterrupted rights of access to the said leased property.

     3. It is mutually agreed by the parties hereto that the term of this lease shall be for a period of Forty (40) years, commencing on the 1st day of January, A.D. 1982, and terminating on the 31st day of December, A.D. 2021, both dates inclusive unless sooner terminated as provided herein; provided however, that the term of this lease may be extended for four (4) additional five (5) year periods, the first of said five (5) year periods commencing on the 1st day of January, A.D. 2022, and terminating on the 31st day of December A.D. 2026, the second such five (5) year period commencing on the 1st day of January, A.D. 2027, and terminating on the 31st day of December 2031, the third such five (5) year period commencing on the 1st day of January, A.D. 2032 and terminating on the 31st day of December, A.D. 2038 and the fourth such five (5) year period commencing on the 1st day of January, A.D. 2037, and terminating on the 31st day of December, A.D. 2041, unless written notice is given by the Tenant hereto to the Landlord hereto, at its last known address, that this lease shall not be so extended by Registered or Certified Mail with return receipt requested on or before the 30th day of September, A.D. 2021, or similar date not less than ninety (90) days prior to the expiration of any such five (5) year extension period, if this lease is extended for any additional five (5) year period.

     4. Tenant agrees to pay to Landlord annual rental for the term of this lease, or any renewal or extension thereof, at the rate of $200.00 per acre, i.e., the sum of $6,125.20 per year in quarterly, semi-annual or annual installments, in advance, as selected by Tenant, which said method of payment may be changed from time to time during the term of this lease or any renewal or extension thereof, the first of said rental payments to be due on the 1st day of January, A.D. 1982. Tenant agrees to pay the rental at the Office of the Director of Finance, or its successor, at the Court House in Georgetown, Sussex County, Delaware, or at such other place or places as the Landlord may designate in writing. Failure of the Tenant to pay to Landlord the annual rental referred to herein shall not be construed as a default of lease unless the Landlord shall have given fifteen
(15) days' written notice to the Tenant, at its last known address, then this lease shall be terminated by reason of said default.

          5. Tenant agrees, in addition to the fixed rental provided for herein, to pay all lawful taxes made upon the buildings and improvements erected or to be erected upon the premises which are lawfully assessed during the term of this lease or any renewal or extension thereof.

          6. Landlord agrees that Tenant may use and occupy the said leased premises for any lawful purpose. Tenant agrees not to use or knowingly permit any part of the said leased premises to be used for any unlawful purpose. Landlord agrees that Tenant may erect upon the said leased premises a building or buildings suitable to the use of Tenant and may, in addition, alter, add to, or improve such building so constructed by Tenant. Tenant shall have the right at any time to terminate this Lease Agreement, if after entering into this Lease Agreement, it is unable to secure all necessary governmental approvals required to carry on the various aspects of its business, or if after securing all such approvals, one or more of such approvals are rescinded, expire or otherwise rendered void thereby preventing or interfering with Tenant's use of the leased premises for this intended purpose.

          7. Landlord agrees that Tenant may place or erect on any part of the said leased premises a flat sign of reasonable size bearing the trade name of Tenant.

          8. The Landlord shall at all times under the terms hereof maintain the Sussex County Industrial Airpark as an active airport facility in compliance with the regulations of the Federal Aviation Administration.

          9. Tenant agrees that Landlord shall not be required to furnish to Tenant any facilities or services of any kind, such as, but not limited to, steam, heat, gas, hot water, electricity, light, or power, except as provided in this lease. Landlord represents, however, that electricity, sanitary sewers and water are available within this Industrial Airpark and will be brought to the site at no expense to Tenant.

          10. Tenant agrees during the term of this lease or any renewal or extension thereof, to comply with all laws, ordinances, lawful orders and regulations issued by any governmental authority which affect the said leased premises.

          11. The Tenant shall have the right to assign this lease together with all the rights of the Tenant hereunder or enter into a sublease with Landlord's consent, subject to the following conditions:

               (a) At the time of said proposed assignment or sublease, this lease shall be in full force and effect.

               (b) The Landlord shall be given written notice of such proposed assignment or sublease not less than forty-five (45) days prior to the effective date thereof. Landlord shall immediately investigate the proposed new tenant to ascertain such proposed tenant's capabilities to carry out a business consistent with the policies and objectives established by Landlord for all tenants in the Airpark. Landlord shall not unreasonably withhold consent of any proposed assignment or sublease and in the event consent is not granted, Tenant shall be advised in writing of the specific reasons for such rejection. Failure of Landlord to grant or deny consent (in writing) within forty-five
          (45) days from receipt of notice of such proposed assignment or sublease shall constitute the granting of the required consent.

               (c)  Such assignment or sublease shall be in
          writing duly executed and acknowledged in proper form for recording, and shall be recorded within ten (10) days after execution and delivery thereof.

               (d) A duplicate original or certified copy of such assignment or sublease together with the recording date shall be furnished to the Landlord within ten (10) days after the return thereof from the Office of the recorder.

               (e) any assignee or sublessee shall assume this lease by written instrument, a duplicate original of which shall be furnished to the Landlord within ten (10) days after the effective date of such assignment or sublease.

          Upon making an assignment or sublease, in compliance with the conditions of this paragraph, the Tenant shall be released and relieved of all further liability under this lease from and after the effective date of such assignment or sublease, and each subsequent assignee or sublessee, upon making a further assignment or sublease in compliance with the conditions of this paragraph, shall be released and relieved of all further liability under this lease from and after the effective date of such further assignment or sublease.

          The Landlord specifically consents to the sublease of this Lease to Thomas Gollicker, Harry B. Helmsley and Leona Helmsley, or to a new corporation composed of the foregoing. This specific consent shall not be construed as a waiver to the right to consent that a further assignment or sublease hereunder.

          12. Tenant agrees that no building nor any addition or alteration thereto shall exceed One Hundred (100) feet above existing ground level.

          13. Landlord agrees to furnish to Tenant water for general use and fire protection and sanitary sewage and storm water drainage services from the facilities constructed by Landlord at least to the property line of the premises described herein. Tenant agrees that the expense of connection, the furnishing of any water meters, pipe and appurtenances from the property line of Tenant to any improvement erected in said leased premises shall be an expense of Tenant and shall be installed pursuant to the requirements of Landlord and any lawful regulations issued by Landlord pursuant thereto.

     14. Landlord agrees that all charges for water and sanitary sewer services to Tenant will be at the rates charged for all other tenants at Sussex County Industrial Airpark. Tenant agrees that the strength and characteristics of all waste water discharged into the sanitary sewer facilities of Landlord shall be within the limits stated on "Waste Water Quantity and Quality Criteria" which is attached hereto as Exhibit "A" and made a part of this lease by reference as though fully set forth herein.

     15.  Landlord agrees, covenants and represents as follows:

          (a) That there presently exists and there shall exist during the term of the lease and extensions thereof no real property taxes assessed, levied, placed or charged against the land herein relevant, provided, however, that Tenant is responsible and liable for all real estate tax relating to buildings and improvements which may be constructed upon said land. Landlord shall pay and be responsible for any real property tax that shall be assessed, levied, placed or charged against the land herein relevant.

          (b) That the Tenant, its servants, employees, agents and invitees shall at all times during the term of this lease and any renewal thereof, have free and uninterrupted right of access (over paved roadways) to the premises herein relevant for all varieties and types of vehicular traffic and movement. Landlord agrees, at no expense to Tenant to provide and maintain all taxiways and roadways required to afford such access to the leased premises from nearby public highways and roads. The taxiway immediately adjoining the easterly side of the demised premises shall be included herein, notwithstanding the fact that this property has been designated as part of the demised premises for parking and other purposes within paragraph 1.

          (c) That the premises herein relevant is owned in fee simple by the Landlord and that the premises herein relevant is free from any encumbrances of any type.

          (d) That the Landlord has the right to make this lease and that it will execute or procure any further assurances of title that may be required by the Tenant.

          (e) That telephone and electric service is and will be available to the Tenant from facilities constructed at least to the property line of the premises described herein by Landlord or parties other than Tenant.

          (f) That, subject to the agreement with the current fixed base operator, none of the following categories of aviation businesses will be permitted at the Sussex County Industrial Airpark during the time of this lease:

     A. Aircraft Completion Center comprised of any of the following capabilities:

          1.   Paint Shop (painting aircraft).
          2.   Aircraft Metal Shop.
          3.   Aircraft Wood/Custom Cabinet Shop.
          4.   Aircraft Avionics Maintenance Shop.
          5.   Aircraft Avionics Sales and/or Installation Department.
          6.   Aircraft Upholstery Department/Shop.

     B. Aircraft Maintenance Facility that caters to aircraft powered by either Turbo Prop or Jet Engine/Engines.

     C.   Aircraft Brokerage Business addressing the Turbo Prop/Jet Market.

     D. Jet/Turbo Aircraft Charter Business (FAA Part 121, 135 or 135.1 Operation).

     E. Major Aircraft Part Supply Business that addresses the Turbo Prop Jet Aircraft.

     F. Airplane/Aircraft Manufacture. This would be a company/partnership or single proprietorship that would design, build and market any type of aircraft.

     16. Upon the termination of this lease, Tenant shall have the right to sell any improvements and buildings located on the leased premises, provided such sale is entered into and Landlord so notified within one hundred fifty
(150) days following termination of this lease. Landlord agrees that it will offer to and enter into a new lease with the individual or entity to whom Tenant sells, of up to twenty (20) years with three consecutive ten (10) year options of renewal, at the option of the purchasing individual or entity, or in the alternative, if Tenant determines not to sell but to remain in possession, will, at the option of Tenant, enter into a new lease with Tenant of up to twenty (20) years with three consecutive ten (10) year options of renewal. Any such new lease with a purchaser from tenant or with Tenant shall be at the then current rental rates being charged by Landlord for vacant properties within the Airpark, and upon such terms and conditions as are then governing the leasing of properties in the Airpark. It is understood, however, that Tenant shall not be permitted to so sell to any party without the prior written consent of Landlord which shall not be unreasonably withheld. Consent shall not be denied unless it is established upon investigation by Landlord that the proposed purchaser (prospective new Tenant) does not have the capabilities of carrying out a business consistent with the then current policies and objectives established by Landlord for all tenants in this Industrial Airpark.

          17. Tenant shall have the right to encumber or mortgage or assign its interest in this lease in connection with securing the financing required to improve the leased premises as planned by Tenant to house its operations, and any buildings or improvements on such premises may be so encumbered or mortgaged. The Landlord shall enter into such consents, attornments, notice requirements, nondisturbance agreements, subordination and estoppel agreements, or other similar reasonable requirements as are necessary to effect the leasehold mortgage permitted herein.

          18. Tenant agrees during the term of this lease or any renewal or extension thereof, that any destruction or damage to any building or improvement on the said leased premises by fire, windstorm or any other casualty shall not entitle Tenant to surrender possession of the said leased premises or to terminate this lease or to violate any of its provisions or to cause any rebate or abatement in rent then due or thereafter becoming due under the terms hereof.

          19. It is mutually agreed between the parties hereto that any improvement erected on the premises for and during the term of this lease or any renewal or extension thereof shall be deemed to be personal property and may be removed by Tenant or any assignee or Tenant within One hundred fifty (150) days following the termination of this lease either by expiration of time or other reason; provided, however, that no substantial damage to the freehold results; and provided further that upon the failure of Tenant or any assignee of Tenant to remove any improvements so erected within the said One hundred fifty (150) day period, such improvement or portion thereof left upon the said leased premises shall be determined to be abandoned and shall not be removed therefrom and shall become the property of Landlord, subject, however, to the provision of paragraph 16 of this Agreement of Lease. Tenant agrees that any such removal shall be accomplished at the expense of Tenant and not at any expense or liability of Landlord. Tenant agrees to pay to Landlord rental at the rate set forth in paragraph 4 hereof for the number of days after the termination of this lease that Tenant does not remove the improvements from the premises or does not give notice to Landlord that the improvements are not to be removed or the One hundred fifty (150) day period expires, whichever first occurs.

          20. In the event Landlord elects to sell the leased premises (Lots 1 through 7, inclusive) as a separate parcel of land during the term of this Lease Agreement, or any renewal or extension thereof, including a renewal resulting from rights conferred by paragraph 16, above, Landlord agrees that it shall first offer to sell the premises to Tenant upon the same terms and conditions it is prepared to sell to a third party purchaser. This right of first refusal shall not be applicable in the event Landlord elects to sell the leased premises, plus additional properties within this Industrial Airpark (or the entire Airpark) as a single transaction for a single purchase price.

          21. It is mutually agreed by the parties hereto that any notice under this lease shall be in writing and must be sent by Registered or Certified Mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. Landlord hereby designates its address as County Administrator, Court House, Georgetown, Delaware, 19947. Tenant hereby designates its address as P. O. Box 521, Georgetown, Delaware, 19947, and a carbon copy to its attorney, Warner D. Norton, Esquire, 60 East 42nd Street, Suit 1517, New York, New York, 10165.

          22. It is mutually agreed by the parties hereto that the terms "Landlord" and "Tenant" shall refer to and bind not only the parties hereto but also their respective successors and assigns.

          23. This lease shall be subject and subordinate to no lien of any kind now or hereafter placed on the land and buildings of which the leased premises form a part.

          24. Throughout the term of this lease, the Tenant shall pay all premiums for insurance coverage on the leased property, including fire and windstorm insurance, in such amounts as may be required by the Landlord and with such companies as the Tenant may choose, subject to Landlord's approval. The Tenant shall indemnify the Landlord against all liabilities, expenses, and losses incurred by the Landlord as a result of (a) failure by Tenant to perform any covenant required to be performed by the Tenant hereunder; (b) any accident, injury, or damage which shall happen in or about the leased property or appurtenances, or resulting from the condition, maintenance, or operation of the leased property; (c) failure to comply with any requirements of any governmental authority; and (d) any mechanic's lien, or security agreement, filed against the leased property, any equipment therein, or any materials used in the construction or alteration of any building or improvement thereon.

          25. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operations of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect. The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statute or regulations were set forth herein at length.

          26. In all reference herein to any parties, person, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper officers and their corporate seals to be hereunto affixed, the day and year first above written.

                                          SUSSEX COUNTY



APPROVED AS TO FORM:                      BY  /s/ Olway I. Hill
                                          -------------------------------------
                                              President of County Council


BY /s/ Heinrich Schraoker                 ATTEST  /s/ Emogene Elks
  --------------------------------------        ----------------------------
        Acting County Attorney                     Clerk of County Council



                                          GEORGETOWN AIRCRAFT SERVICES, INC.


                                          BY  /s/ Thomas Gollicker
                                          -------------------------------------
                                              Thomas Gollicker        President

                                          ATTEST  /s/ Warner Harte
                                          -------------------------------------
               [STAMP]                            Warner Harte  Asst. Secretary

                              FIRST AMENDMENT OF LEASE

          THIS FIRST AMENDMENT OF LEASE is made and entered this 13th day of August, 1997, by and between Sussex County, a political subdivision of the State of Delaware, and Pats, Inc., a Maryland corporation.

          WHEREAS, Sussex County, as Landlord, and Georgetown Aircraft Services, Inc., as Tenant, entered into an Agreement of Lease, dated January 12, 1982, for approximately 30.626 acres of land in the Sussex County Industrial Airport, Sussex County, Delaware (the "Lease");

          WHEREAS, Georgetown Aircraft Services, Inc., as Seller and Pats, Inc., as Buyer, have entered into an Asset Purchase Agreement, dated August 13, 1997, providing for, in part, for the assignment of the Lease from Georgetown Aircraft Services, Inc., to Pats, Inc. (the "Asset Purchase Agreement") pursuant to an Assignment and Assumption Agreement to be executed by Seller and Buyer immediately prior hereto; and

          WHEREAS, Sussex County has the right, under certain circumstances, to not consent to the assignment of the Lease; and

          WHEREAS, Sussex County has agreed to consent to the assignment of the Lease from Georgetown Aircraft Services, Inc. to Pats, Inc. provided that there are certain amendments to the Lease, which amendments Pats, Inc. has agreed to accept in exchange for Sussex County's consent to the assignment of the Lease and other consideration to be provided by Sussex County to Pats, Inc.

          NOW THEREFORE, in consideration of the mutual covenants hereinabove and hereinafter expressed, the parties hereto agree as follows:

1.   Subparagraph 15(f)(A.)-(F.) of the Lease is deleted.

2.   The following language is added as paragraph 27 of the Lease:

     "27. Tenant shall not schedule any arrivals or departures of aircraft for hours between 11:00 p.m. and 6:00 a.m."

3.   The following language is added as paragraph 28 of the Lease:

     "28. Notwithstanding the provisions of paragraphs 1 and 3 of the Lease regarding a description of the leased premises and the term of the Lease, respectively, the Landlord and Tenant agree, notwithstanding an extension of the lease by Tenant beyond December 31, 2021, as provided for in paragraph 3 of the Lease, that any of the lots which are part of the leased premises and are not either developed or subleased by the Tenant to a Subtenant or Subtenants, that such lots shall automatically revert back to the Landlord on December 31, 2021, and not be deemed to be a part of the leased premises after December 31, 2021."

4.   The following language is added as paragraph 29 of the Lease:

     "29. Tenant shall pay a fee to Landlord of an amount equal to five percent (5.0%) of the gross annual rent on each sublease that the Tenant enters into with a Subtenant, which fee shall be due by Tenant to Landlord on January 15 for the preceeding six (6) months, and July 15 for the preceding six (6) months. The Landlord may, at its own expense and upon reasonable notice to tenant, audit Tenant's records for the purpose of verifying the accuracy of the payments to be made by Tenant to Landlord hereunder.

5.   The following language is added as paragraph 30 of the Lease:

     "30. Tenant shall pay to Landlord a fee equal to ten cents ($.10) per gallon on the first 100,000 gallons of fuel sold by Tenant to its customers each year and eight cents ($.08) per gallon on each gallon of fuel in excess of 100,000 gallons of fuel sold by Tenant to its customers each year, which fee shall be due on January 15 for the preceding six (6) months, and July 15 for the preceding six (6) months. The Landlord may, at its own expense and upon reasonable notice to tenant, audit Tenant's records for the purpose of verifying the accuracy of the payments to be made by Tenant to Landlord hereunder.

     6. The following language is added to paragraph 6 of the Lease between the existing first and second sentences of paragraph 6.

          "Lawful purpose shall mean any lawful purpose that is related to (1) lawful aviation uses of any kind, or (2) lawful manufacturing uses of any kind."

     7.   The following language is added to the end of paragraph 11:

          "The Landlord specifically consents to the sublease of this Lease to an entity wholly-owned by Pats, Inc. This specific consent shall not be construed as a waiver to the right to consent to a further assignment or sublease hereunder."

     8. Exhibit "A" to paragraph 14 of the Lease, which is titled "Waste Water Quantity and Quality Criteria" is deleted and replaced with a new Exhibit "A" titled "Waste Water Quantity and Quality Criteria dated July 1, 1997."

     9. Sussex County hereby consents to the assignment of Georgetown Aircraft Services, Inc.'s right, title and interest in the Lease, as Tenant, to Pats, Inc.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Lease to be executed by their proper officers and their corporate seals to be hereunto fixed the day and year first above written.

                           [SIGNATURE LINE TO FOLLOW]

                                       Sussex County

Approved As to Form:

/s/                                    By: /s/ Dale R. Dukes
-----------------------------             -------------------------------
Sussex County Attorney                      President of Sussex County Council


                                       Attest:

                                       /s/ Robin A. Griffith
                                       ----------------------------------
                                        Clerk of Sussex County Council

                                       PATS, INC.

                                       By: /s/ Larry D. Ohler
                                       ----------------------------------
                                                 Vice President